Exhibit 23.1

Consent of Independent Registered Accounting Firm

The Board of Directors and Shareholders

American Physicians Service Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-07427, No. 333-62233, No. 333-116848, No. 333-133544 and No. 333-141887) of American Physicians Service Group, Inc. of our report dated March 11, 2008, relating to the consolidated financial statements and Schedules, which appear in this Form 10-K.

BDO Seidman, LLP

Houston, Texas

March 11, 2008